Exhibit 99.1

Date: January 31, 2017	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings
IRVINE, California, January 31, 2017 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and nine months ended December 31, 2016. Revenues for the quarter ended December 31, 2016 were $128.4 million, up 3.6% from $123.9 million in the same quarter of the prior year. Earnings per share for the quarter ended December 31, 2016 were $0.36, up 7% from $0.34 for the same quarter of the prior year.

Revenues for the nine months ended December 31, 2016 were $385.1 million, up 2.6% from $375.3 million in the same period of the prior year. Earnings per share for the nine months ended December 31, 2016 were $1.09.

Results for the quarter were driven by improvements across most lines of business.  The Company has streamlined product lines through the consolidation of operational functions to maximize effectiveness for enhanced service delivery. However staffing and adjusting to the new laws for time management continued to result in recruiting expenses and legal fees.

The Company is continuing its strategy of long term investments in systems infrastructure and information technology.  Payors in the workers’ compensation market continue to show growing interest in CorVel’s pioneering Enterprise Comp service offering.  Beginning with the launch of Telehealth nearly two years ago as part of its Immediate Intervention model for injured workers, the Company continues to improve the delivery of care.  Pursuing innovations in technology the Company strives to enhance patient access and advocacy, avoiding the congestion and conflict inherent within traditional legacy systems.

About CorVel
CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product and systems investment strategies, healthcare delivery and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and September 30, 2016. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results — Income Statement

Quarter and Nine Months Ended December 31, 2015 and December 31, 2016

Quarter Ended	December 31, 2015	December 31, 2016
Revenues	123,891,000	128,403,000
Cost of revenues	98,659,000	102,826,000
Gross profit	25,232,000	25,577,000
General and administrative	14,501,000	14,134,000
Income from operations	10,731,000	11,443,000
Income tax provision	4,040,000	4,394,000
Net income	6,691,000	7,049,000
Earnings Per Share:
Basic	$0.34	$0.36
Diluted	$0.34	$0.36
Weighted Shares
Basic	19,673,000	19,426,000
Diluted	19,852,000	19,549,000

Nine Months Ended	December 31, 2015	December 31, 2016
Revenues	375,290,000	385,081,000
Cost of revenues	297,191,000	308,010,000
Gross profit	78,099,000	77,071,000
General and administrative	42,672,000	42,239,000
Income from operations	35,427,000	34,832,000
Income tax provision	13,568,000	13,340,000
Net income	21,859,000	21,492,000
Earnings Per Share:
Basic	$1.10	$1.10
Diluted	$1.09	$1.09
Weighted Shares
Basic	19,908,000	19,526,000
Diluted	20,083,000	19,679,000

CorVel Corporation

Quarterly Results — Condensed Balance Sheet

March 31, 2016 (audited) and December 31, 2016 (unaudited)

	March 31, 2016	December 31, 2016
Cash	32,779,000	38,809,000
Customer deposits	25,649,000	30,629,000
Accounts receivable, net	59,747,000	59,181,000
Prepaid taxes and expenses	4,933,000	6,933,000
Property, net	53,268,000	58,199,000
Goodwill and other assets	43,893,000	43,974,000
Total	220,269,000	237,725,000
Accounts and taxes payable	13,233,000	16,003,000
Accrued liabilities	67,182,000	71,475,000
Deferred tax liability	7,906,000	7,246,000
Paid-in capital	130,468,000	135,154,000
Treasury stock	(391,803,000)	(406,928,000)
Retained earnings	393,283,000	414,775,000
Total	220,269,000	237,725,000